SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 16, 2008

PULMO BIOTECH INC.

(Exact name of Registrant as specified in charter)

Delaware	000-50678	20-5622985

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 Park Avenue, Suite 7B

New York NY 10028-0912

(Address of Principal Executive Offices)

(646) 827 9362

(Registrant's telephone number, including area code)

Item 7.01. Regulation FD Disclosure.

On May 16, 2008, Pulmo BioTech Inc., a Delaware corporation, released a press release in which it announced the details of the methodology for the Phase 1 human trials for its PulmoBind molecular imaging product candidate. A copy of the release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. N/A

(b) Pro Forma Financial Information. N/A

(c) Shell Company Transactions. N/A

(d) Exhibits

        99.1. Press Release dated May 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMO BIOTECH INC.
Date: May 16, 2008	By: /s/ Garry McCann.
Name: Garry McCann
Title: President and Chief Executive Officer